SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) July 1, 2004
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                             ESSENTIAL REALITY, INC.
               (Exact name of Registrant as Specified in Charter)


          Nevada                    000-32319           33-0851302
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(State of Other Jurisdiction      (Commission       (IRS Employer
 of Incorporation)                 File Number)     Identification No.)

                   15-15 132nd Street, College Point, New York 11356
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                    (Address of Principal Executive Offices)



      Registrant's telephone number, including area code (718) 747-1500
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          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

        On July 1, 2004, the Registrant announced that it acquired AllianceCorner Distributors Inc., ("Alliance"), a wholesale distributor of interactive video games and gaming products, and that it concurrently completed a private placement of preferred stock and warrants for aggregate net proceeds of approximately $2.8 million.

        The press release regarding this announcement is attached hereto as
Exhibit 99.1.

            The press release contains two typographical errors: (1) The press release references the Registrant's issuance of warrants to purchase 1,564,095 post-split shares at $.005 per share. This is incorrect, the purchase price is $.22 per share, not $.005; and (2) The press release references the fact that the former owners of Alliance will vote on an as converted basis 6,196,983 additional post-split shares for which they were granted proxies by certain preferred shareholders. This is incorrect. The number of post split shares at issue is 8,371,753, not 6,196,983.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits Furnished

         99.1 Press Release dated July 1, 2004.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ESSENTIAL REALITY, INC.

Date:    July 2, 2004                    By: /s/ Jay Gelman
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                                         Name: Jay Gelman
                                         Title:Chairman and
                                               Chief Executive Officer